UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 2, 2026

Booking Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-36691	06-1528493
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue	Norwalk	Connecticut	06854
(Address of principal executive offices)			(zip code)

Registrant's telephone number, including area code: (203) 299-8000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12  under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol	Name of Each Exchange on which Registered:
Common Stock par value $0.008 per share	BKNG	The NASDAQ Global Select Market
4.000% Senior Notes Due 2026	BKNG 26	The NASDAQ Stock Market LLC
1.800% Senior Notes Due 2027	BKNG 27	The NASDAQ Stock Market LLC
0.500% Senior Notes Due 2028	BKNG 28	The NASDAQ Stock Market LLC
3.625% Senior Notes Due 2028	BKNG 28A	The NASDAQ Stock Market LLC
3.500% Senior Notes Due 2029	BKNG 29A	The NASDAQ Stock Market LLC
4.250% Senior Notes Due 2029	BKNG 29	The NASDAQ Stock Market LLC
3.000% Senior Notes Due 2030	BKNG 30	The NASDAQ Stock Market LLC
3.125% Senior Notes Due 2031	BKNG 31A	The NASDAQ Stock Market LLC
4.500% Senior Notes Due 2031	BKNG 31	The NASDAQ Stock Market LLC
3.625% Senior Notes Due 2032	BKNG 32	The NASDAQ Stock Market LLC
3.250% Senior Notes Due 2032	BKNG 32A	The NASDAQ Stock Market LLC
4.125% Senior Notes Due 2033	BKNG 33	The NASDAQ Stock Market LLC
4.750% Senior Notes Due 2034	BKNG 34	The NASDAQ Stock Market LLC
3.625% Senior Notes Due 2035	BKNG 35	The NASDAQ Stock Market LLC
3.750% Senior Notes Due 2036	BKNG 36	The NASDAQ Stock Market LLC
3.750% Senior Notes Due 2037	BKNG 37	The NASDAQ Stock Market LLC
4.125% Senior Notes Due 2038	BKNG 38	The NASDAQ Stock Market LLC
4.000% Senior Notes Due 2044	BKNG 44	The NASDAQ Stock Market LLC
3.875% Senior Notes Due 2045	BKNG 45	The NASDAQ Stock Market LLC
4.500% Senior Notes Due 2046	BKNG 46	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment
of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 2, 2026, Booking Holdings Inc. (the "Company") announced that it has appointed Caroline Sullivan as its Senior Vice President, Chief Accounting Officer, and Controller effective as of April 29, 2026. Ms. Sullivan, age 57, served as Vice President, Procurement and Real Estate of Elevance Health, a health insurance company, from June 2025 to March 2026. Prior to this, Ms. Sullivan was Senior Vice President, Chief Accounting Officer and Corporate Controller at Moody's Corporation, a global risk assessment firm, from December 2018 to March 2025. Ms. Sullivan also served as Global Banking Controller of Bank of America from 2017 to 2018. Earlier in her career, she held various finance positions with Morgan Stanley and Allied Irish Bank. Ms. Sullivan began her career at Ernst and Young and is a Certified Public Accountant.

In connection with Ms. Sullivan's appointment, she and the Company entered into an employment agreement with, among others, the following terms:
•an initial annual base salary of $525,000;
•a target annual bonus of 75% of base salary;
•a grant of restricted stock units ("RSUs") expected to be made in May 2026 with a grant date fair value of $1,000,000;
•a grant of performance share units ("PSUs") expected to be made in March 2027 with a grant date fair value at target of $1,000,000;
•a new hire grant of RSUs expected to be made in May 2026 with a grant date fair value of $1,000,000;
•a signing bonus of $300,000; and
•in the event of her termination without cause, subject to the execution of a release of claims, severance benefits including payments equal to one times her base salary and target annual bonus, a pro-rated portion of any earned bonus for the year of termination if employment is terminated after June 30 of the then current year, health benefits for a period of 12 months, and any earned bonus for a prior completed year that has not yet been paid.

Ms. Sullivan's RSUs and new hire RSUs will each vest in three equal annual installments on each of the first three anniversaries of the grant date, subject to her continuous service from the date of grant until the vesting date, with pro rata vesting upon a termination without cause or due to disability, and full vesting upon a termination due to death. Ms. Sullivan's PSU award will vest subject to such service and performance-based vesting provisions generally consistent with those applicable to similarly-situated executives who receive PSU grants in 2027. The awards will be subject to the terms of the respective award agreements for awards under the Company’s 1999 Omnibus Plan.

In connection with Ms. Sullivan's appointment, the Company and Ms. Sullivan have also entered into a Non-Competition and Non-Solicitation Agreement and an Employee Confidentiality and Assignment Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOKING HOLDINGS INC.

By:	/s/ Ewout L. Steenbergen
	Name:	Ewout L. Steenbergen
	Title:	Executive Vice President and Chief Financial Officer

Date:  April 2, 2026